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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 3, 2002


                                VECTOR GROUP LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


         1-5759                                        65-0949535
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                              33131
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(Address of principal executive offices)                          (Zip Code)


                                 (305) 579-8000
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              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS.

         On September 3, 2002, the Board of Directors of Vector Group Ltd. approved the acquisition by High River Limited Partnership and its affiliates of additional shares of Vector's common stock without High River being restricted as an interested stockholder for the purposes of Section 203 of the Delaware General Corporation Law, which governs business combinations with interested stockholders. High River, an investment entity owned by Carl C. Icahn, informed Vector that, prior to the proposed purchase approved on September 3, 2002, High River and its affiliates owned approximately 7,271,142 shares of Vector's common stock, representing approximately 21.5% of the shares.

         High River advised Vector that it desired to purchase up to an additional 1,000,000 shares of common stock in the open market. Vector's Board approved on September 3, 2002 under Section 203 the proposed purchase, provided that the total number of shares of common stock beneficially owned by High River and its affiliates, assuming completion of the proposed purchase, would not exceed 8,271,142 shares of common stock, or approximately 24.4% of the shares.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VECTOR GROUP LTD.

                                 By:  /s/ JOSELYNN D. VAN SICLEN
                                      -----------------------------------------
                                      Joselynn D. Van Siclen
                                      Vice President and Chief Financial Officer
Date: September 3, 2002



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